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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our Report of Independent Registered Public Accounting Firm dated May 7, 2007, except for the fifth, sixth, and seventh paragraphs of
Note 16, as to which the date is December 5, 2007, covering the related balance sheet of Strasbaugh as of December 31, 2006, and the related statements of income, changes in shareholders' equity, and cash flows for each of the two years in the period ended December 31, 2006, included in this Registration Statement and related Prospectus on Amendment No. 2 to Form SB-2 (Registration No. 333-144787) of Strasbaugh and subsidiary to be filed on approximately December 14, 2007 registering 1,072,791 shares of common stock held by selling security holders. We also consent to the reference to us under the heading "Experts" in such Registration Statement and related Prospectus.



/s/ WINDES & MCCLAUGHRY
Irvine, California
December 14, 2007